UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (date of earliest event reported): May 3, 1999



                           MOLECULAR BIOSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                          Delaware 1-10546 36-30878632
              (State or other juris- (Commission file (IRS employer
            diction of incorporation) number) identification number)



              10030 Barnes Canyon Road, San Diego, California 92121
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (619) 812-7200

Item 5. Other Events.

     Molecular Biosystems, Inc. and Mallinckrodt, Inc. Receive Notice of Lawsuit

         On May 5, 1999, Molecular Biosystems, Inc. (the "Company") announced that DuPont Pharmaceuticals Company ("DuPont") and ImaRx Pharmaceutical Corp. ("ImaRx") filed a lawsuit in the United States District Court for the District of Delaware against MBI and its marketing partner Mallinckrodt, Inc. The lawsuit alleges that the manufacture and sale of OPTISON(r) infringes
U.S. Patent No. 5,547,656 owned by ImaRx and exclusively licensed to DuPont.

         A copy of the press release that the Company jointly issued with Mallinckrodt, Inc., on May 5, 1999, is attached to this Report as Exhibit 99.1. Mallinckrodt, Inc., is the Company's marketing partner for OPTISON in the United States and most other regions of the world.

         Statements in this current report on Form 8-K may constitute forward looking statements and are subject to numerous risks and uncertainties. Among the factors that could result in a materially different outcome are: the failure of OPTISON to gain market acceptance either in the U.S. or other markets; an adverse result in MBI's and Mallinckrodt's pending patent lawsuits, including the lawsuit announced by DuPont and ImaRx, or an adverse ruling by the PTO in the pending patent reexaminations; and other risk factors reported from time to time in MBI's and Mallinckrodt's filings with the Securities and Exchange Commission.

                                    Signature
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Date:   May 12, 1999


           Molecular Biosystems, Inc.



           By      /s/ Elizabeth L. Hougen
                      Elizabeth L. Hougen
                  Executive Director, Finance and Chief Financial Officer

                                  Exhibit Index

Sequentially
 Exhibit              Description                          Numbered Page

  99.1                Press release (May 5, 1999)                5